Exhibit 99.5

GREETINGS,

I am writing today with some very exciting news about the future of our company. First, I want to thank you for all that you do each day to improve the lives of our patients. With the holiday season in full swing and the New Year quickly approaching, I know this is a busy time for everyone. I am grateful for your continued focus on excellent care delivery and the difference you make in the lives of our patients and their family members.

What We Announced

Today, we announced that Kindred will become two separate, private companies – Kindred at Home and a specialty hospital company, which will continue to be called Kindred Healthcare – through a transaction that will enable us to more effectively pursue our vision as a provider, innovator and post-acute benefits manager. We have three impressive partners in this transaction: TPG Capital and Welsh, Carson, Anderson & Stowe (“WCAS”), two of the most experienced healthcare investors in private equity, and Humana, a Louisville-based public company committed to advancing its integrated care delivery strategy and expanding access to health services in the home.

Our home health, hospice and community care businesses will become a standalone company, Kindred at Home, owned 40 percent by Humana, with the remaining 60 percent owned by TPG and WCAS. Kindred’s LTAC hospitals, IRFs and contract rehabilitation services will become a specialty hospital company, Kindred Healthcare, operated as a separate organization owned by TPG and WCAS. In addition to delivering substantial cash value for Kindred

December 2017

stockholders, this agreement represents a significant step forward in transforming home healthcare in America by enhancing access to care and reducing costs for people living with chronic conditions. The specialty hospital company will also be uniquely positioned to care for the most medically-complex and rehab-intensive populations.

Importantly, we expect the flexibility and resources gained through the investments by Humana, TPG and WCAS to create new opportunities for teammates, enhance innovation in both platforms and further our culture of a patients-first approach to high-quality, compassionate care. A press release we issued this morning with additional information is attached.

What This Means for You

Although we are excited to have reached this agreement, there is still considerable work to do to implement the plan announced today. A team consisting of members of Kindred leadership as well as leaders from our other partners in this transaction is already hard at work to determine how best to position these two new companies for success.

While many decisions have not yet been made, I am pleased to share that I will continue as CEO of Kindred Healthcare and David Causby will serve as CEO of Kindred at Home.

It should be business as usual at Kindred until the transaction closes, which is expected to occur during the summer of 2018, subject to approvals and customary closing conditions.

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Moving Forward

We are committed to keeping you updated. Just as we have for prior transactions, we plan to share news with you as we achieve milestones and as important information becomes available. These periodic updates will be shared in a new communication called Moving Forward. The first edition of Moving Forward is attached to the email with this issue of Touching Base.

Of course, I understand that many of you will have questions about today’s announcement. Here, you can find a video in which I discuss this exciting next chapter and what I believe it means for Kindred, our patients and teammates.

We have also established a mailbox at MovingForward@kindred.com where you can send questions for possible inclusion in a future round-up of frequently asked questions.

In the meantime, it is important that you remain focused on what you do best – caring for our patients and supporting your fellow colleagues.

On behalf of the entire leadership team, I want to extend our deepest appreciation to each of you for your hard work and commitment in helping to build our market-leading platform and successfully reposition our portfolio over the last few years. This opportunity was made possible by your dedication and efforts. I look forward to continuing our work together to meaningfully improve the lives of our patients.

Regards,

Ben

Please feel free to print this out and post it on your facility bulletin board. Also feel free to share this information with our physicians and colleagues in your next regularly scheduled staff meeting.

KINDRED HEALTHCARE’S MISSION is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve.	OUR KEY SUCCESS FACTORS • Take Care of Our People • Take Care of Our Patients, Residents and Customers • Grow • Be Efficient	CONTINUE THE CARE Our patient-centered, integrated approach to managing care transitions to support patients recovery from an illness or injury.

• Manage Our Capital Wisely

• Organizational Excellence Through
Performance Improvement

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Kindred’s stockholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of Kindred or its homecare business or hospital business; changes in healthcare and other laws and regulations; the impact of the announcement of, or failure to complete, the proposed merger on our relationships with employees, customers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in Kindred’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

Kindred will file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger. We urge investors and security holders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Kindred with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when it is available) and other documents filed by Kindred with the SEC relating to the proposed merger for free by accessing Kindred’s website at www.kindred-healthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC Filings.”

Participants in the Solicitation

Kindred and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Kindred’s stockholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Kindred’s directors and executive officers in Kindred’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on May 25, 2017. You can obtain free copies of these documents from Kindred using the contact information above.